UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2006 (January 30, 2006)
ARTISTdirect, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30063	95-4760230
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10900 Wilshire Boulevard, Suite 1400, Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 443-5360
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3

Item 1.01 Entry into a Material Definitive Agreement.
Amendment to Employment Agreement with Jon Diamond
On February 3, 2006, ARTISTdirect, Inc. (the “Registrant”) entered into an Acknowledgement and Amendment (the “Diamond Agreement Amendment”) regarding Employment Agreement (“Diamond Employment Agreement”) between the Registrant and Jon Diamond, President of the Registrant. The Diamond Agreement Amendment revised Section 2 of the Diamond Employment Agreement by changing the date after which Diamond may no longer act as an officer of any other public company from March 1, 2006 to July 1, 2006. All other provisions of the Diamond Employment Agreement were unchanged. The Diamond Agreement Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Amendment to Employment Agreement with Robert Weingarten
On February 3, 2006, the Registrant entered into an Acknowledgement and Amendment (the “Weingarten Agreement Amendment”) regarding Employment Agreement (“Weingarten Employment Agreement”) between the Registrant and Robert Weingarten, Chief Financial Officer of the Registrant. The Weingarten Agreement Amendment revised Section 2 of the Weingarten Employment Agreement by changing the date after which Weingarten may no longer act as an officer of any other public company from March 1, 2006 to July 1, 2006. All other provisions of the Weingarten Employment Agreement were unchanged. The Weingarten Agreement Amendment is attached hereto as Exhibit 10.2 and incorporated herein by reference.
Sublease
On January 30, 2006, the Registrant entered into a Sublease (“Sublease”) with Sapient Corporation, a Delaware corporation (“Sapient”), dated as of January 26, 2006. Under the Sublease, the Registrant will sublease 14,817 rentable square feet on the 4th floor of the South Tower located at 1601 Cloverfield Avenue, Santa Monica, California.
The Registrant agreed that, within five days of execution of the Sublease, it will deposit with Sapient an irrevocable standby bank letter of credit for $180,000, as a security interest for the Registrant’s obligations under the Sublease. This letter of credit will be reduced to $90,000 on the 13th month of the Sublease, provided that the Registrant is in compliance with all terms under the Sublease. The Registrant has delivered the first month’s rent to Sapient which may be applied to the first month’s rent that becomes due and payable.
The monthly rent for the subleased premises (“Base Rent”) is: (i) $37,042.50 during the first lease year, (ii) $38,153.78 during the second lease year, (iii) $39,298.39 during the third lease year, (iv) $40,477.34 during the fourth lease year, (v) $41,691.66 during the fifth lease year, and (vi) $42,942.41 during the sixth and last lease year. During calendar year 2006, the Registrant shall pay Sapient for direct expenses allocable to the subleased premises. The Registrant will also pay for overstandard use of services and utilities provided to the subleased premises pursuant to the terms of the Master Lease. As long as the Registrant is not in default of the Sublease, the Registrant will receive an abatement of Base Rent for the first five and one-half (5.5) months of the Sublease. This abated rent will become due and payable if the Registrant should default on the sublease.

The term of the Sublease commences on the later of: (i) February 1, 2006 (“Scheduled Commencement Date”), (ii) when the master landlord, Water Garden Realty Holdings, LLC, consents to the Sublease, or (iii) when possession of the Sublease Premises has been delivered to Registrant. The term of the Sublease ends on November 30, 2011. If Sapient does not deliver possession of the premises with 60 days of the Scheduled Commencement Date, the Registrant may cancel the Sublease.
Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements: Not applicable.

(b)	Pro Forma Financial Information: Not applicable.

(c)	Shell Company Transactions: Not applicable.

(d)	Exhibits
10.1	Acknowledgement and Amendment regarding Employment Agreement by and between the Registrant and Jon Diamond dated February 3, 2006.

10.2	Acknowledgement and Amendment regarding Employment Agreement by and between the Registrant and Robert Weingarten dated February 3, 2006.

10.3	Sublease by and between Sapient Corporation and the Registrant dated as of January 26, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISTDIRECT, INC. (Registrant)
Date: February 3, 2006	By:	/s/ ROBERT N. WEINGARTEN
Robert N. Weingarten
Chief Financial Officer

Exhibit Index
Description of Exhibits
Exhibits
10.1	Acknowledgement and Amendment regarding Employment Agreement by and between the Registrant and Jon Diamond dated February 3, 2006.

10.2	Acknowledgement and Amendment regarding Employment Agreement by and between the Registrant and Robert Weingarten dated February 3, 2006.

10.3	Sublease by and between Sapient Corporation and the Registrant dated as of January 26, 2006.